exhibit 10.35

AGREEMENT

THIS AGREEMENT (this "Agreement") is entered into as of January 19, 2004 between AURA SYSTEMS, INC., a Delaware corporation (the "Company"), and ____________, an individual (the "Lender").

WHEREAS, the Company has requested that the Lender make a loan to the Company;

WHEREAS, in addition to this Agreement, the Company will be executing and delivering a Convertible Promissory Note (the "Note"), a Security Agreement (the "Security Agreement") and a Stock Pledge Agreement (collectively the "Transaction Documents");

WHEREAS, in order to induce the Lender to make such loan and in connection with the Company and the Lender entering into the Transaction Documents, the parties wish to provide for certain related matters, on the terms and conditions set forth herein; and

WHEREAS, the Company has previously entered into certain secured loans with Koyah Partners, L.P., a Delaware limited partnership, and Koyah Leverage Partners, L.P. a Delaware limited partnership (collectively, the "Prior Lenders").

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender as follows:

(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing under any foreign corporation laws in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company.

(b) The execution, delivery and performance of the Transaction Documents by the Company and the performance and consummation by the Company of the transactions contemplated in the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or the performance or consummation of any of the transactions contemplated hereby.

(c) The Transaction Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity.

(d) The Company has taken or will take all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon conversion of the Note, the shares issuable upon such conversion; all of such shares, upon their issuance and delivery in accordance with the terms of the Note, will be validly issued, fully paid and nonassessable.

(e) The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated thereby, do not and will not: (i) violate the Company's Articles of Incorporation or Bylaws ("Charter Documents") or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person or entity to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(f) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity (including, without limitation, the shareholders of any person or entity) is required in connection with the execution and delivery of the Transaction Documents by the Company and the performance and consummation of the transactions contemplated thereby.

(g) The Company is not in violation of or in default with respect to: (i) the Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such person or entity is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default). Notwithstanding the foregoing, the Lender waives any breach of this representation and warranty arising from the existing defaults listed under the heading "Defaults" in the attached Schedule of Exceptions, so long as any creditor involved in such defaults takes no further actions and exercises no further remedies to collect on the obligations involved or enforce its related rights and the Company otherwise remains in compliance with all of the provisions of the Transaction Documents and this Agreement. In addition, the Lender also waives any breach of this representation and warranty arising from any other defaults referred to in the Company's Form 10-Q for the quarter ended November 30, 2003, so long as any creditor involved in such defaults takes no further actions and exercises no further remedies to collect on the obligations involved or enforce its related rights and the Company otherwise remains in compliance with all of the provisions of the Transaction Documents and this Agreement; it being understood, however, that this waiver is for the purpose of acknowledging the existence of such other defaults and for waiving them under this Section 1(g) only, but this waiver shall not apply to Section 13(b) of the Note or any other provisions of the Transaction Documents or the Lender's rights and remedies with respect to such provisions.

(h) No actions (including, without limitation, derivation actions), suits, proceeds or investigations are pending or, to the knowledge of the Company, threatened against the Company at law or in equity in any court or before any other governmental authority that if adversely determined would: (i) (alone or in the aggregate) have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company or (ii) enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby. Notwithstanding the foregoing, the Lender waives any breach of this representation and warranty arising from any actions or suits referred to in the Company's Form 10-Q for the quarter ended November 30, 2003, so long as any party involved in such actions or suits takes no further actions and exercises no further remedies to collect on the obligations involved or enforce its related rights and the Company otherwise remains in compliance with all of the provisions of the Transaction Documents and this Agreement; it being understood, however, that this waiver is for the purpose of acknowledging the existence of such actions or suits and for waiving them under this Section 1(h) only, but this waiver shall not apply to Section 13(b) of the Note or any other provisions of the Transaction Documents or the Lender's rights and remedies with respect to such provisions.

(i) The Company owns and has good and marketable title or a valid leasehold interest in all assets and properties as reflected in the most recent financial statements delivered to the Lender and all assets and properties acquired by the Company since such date, free and clear of liens and encumbrances except for liens in favor of Koyah Leverage Partners, L.P., as collateral agent for itself and Koyah Partners, L.P. or liens in favor of other parties named in the Intercreditor Agreement (as defined below). Notwithstanding the foregoing, the Lender waives any breach of this representation and warranty arising from the existing liens listed under the heading "Liens" in the attached Schedule of Exceptions, so long as any creditor holding such lien takes no further actions and exercises no further remedies to collect on the obligations involved or enforce its related rights and the Company otherwise remains in compliance with all of the provisions of the Transaction Documents and this Agreement.

(j) The Company owns or possesses sufficient legal rights to all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights ("Intellectual Property Rights") necessary for its business as now conducted and as proposed to be conducted, free and clear of any liens or encumbrances and without any conflict with, or infringement of the rights of, others.

(k) The financial statements of the Company that have been delivered to the Lender: (i) are in accordance with the books and records of the Company, which have been maintained in accordance with good business practices; (ii) have been prepared in conformity with accounting principles generally accepted in the United States; and (iii) fairly present the consolidated financial position of the Company as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. The Company does not have any contingent obligations, liability for taxes or other outstanding obligations that are material in the aggregate, except as disclosed in such financial statements. Since the date of such financial statements, there has been no material adverse change in the financial position, business, operations, assets, liabilities or prospects of the Company.

(l) The Company has total assets in excess of $2,000,000 according to its most recent financial statements, which are dated not more than ninety (90) days prior to the date of this Agreement and the loans contemplated hereby and were prepared (i) in accordance with generally accepted accounting principles (and on a consolidated basis if the Company has consolidated subsidiaries) or (ii) in accordance with the rules and requirements of the Securities and Exchange Commission, whether or not required by law to be prepared in accordance with those rules and requirements. The Company, and its officers and directors, have a preexisting business relationship with the Lender.

2. Survival. The representations and warranties and the covenants of the Company contained in this Agreement shall survive the closing of the transactions contemplated by the Transaction Documents.

3. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lender in the case of an amendment and only with the written consent of the waiving party in the case of a waiver.

4. Entire Agreement. This Agreement, together with the other Transaction Documents, constitute the entire agreement of the parties concerning the subject matter hereof and thereof, all prior discussions, proposals, negotiations and understandings having been merged herein and therein.

5. Intercreditor Agreement. The terms and conditions of this Agreement and the other Transaction Documents shall also be governed by and subject to the terms and conditions of an Intercreditor Agreement dated as of the date hereof (the "Intercreditor Agreement") among the Company, the Lender, the Prior Lenders and the other parties named therein.

6. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Lender. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7. Severability. If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall remain in full force and effect.

8. Attorneys' Fees. The Company shall pay the reasonable attorneys' fees, costs and disbursements of the Lender in enforcing any terms of this Agreement, whether or not any action at law or in equity is brought.

9. Governing Law. Consistent with the governing law and venue provisions of the Intercreditor Agreement, this Agreement shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

10. Miscellaneous. Any notice under this Agreement shall be given in writing and shall be addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by written notice to the other party.

Aura Systems, Inc.
2335 Alaska Avenue
El Segundo, CA 90245
Attn: Neal Meehan

Fax: 310-643-8719

[Lender Contact Info]

11. Attorney's Fees Relating to Transaction Documents. The Company shall pay the costs and expenses of legal counsel to the Lender in connection with the negotiation, execution and delivery of this Agreement, the Notes, the Security Agreement, the Stock Pledge Agreement and any other related agreements with the Lender as well as the consummation of the transactions contemplated by and the administration of such agreements. The Company shall pay such costs and expenses immediately upon submittal, and the Lender may apply any retainer held by them or their legal counsel against such costs and expenses. Alternatively, the Lender may deduct some or all of such costs and expenses from the proceeds of the loans from the Lender when disbursing such loans and/or pay such costs and expenses directly and then the amounts so paid shall constitute advances made under the Notes. Notwithstanding that the Company is paying such costs and expenses, the Company acknowledges and agrees that such legal counsel is representing only the Lender, and not the Company.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

AURA SYSTEMS, INC. By: Name: Title:
[Lender]

Schedule of Exceptions

Liens

1. El Seguendo real property and facilities are subject to a security interest related to mortgage financing and a pending sale/leaseback transaction.

2. Note receivable for approximately $1,000,000 under Alpha Ceramics purchase agreement has been assigned as collateral to the purchasers in such sale/leaseback transaction.

Defaults

1. Shareholder litigation (Barovich/Chiu et al ) judgment settlement for approximately $789,000 is in default. In April of 2003, this creditor served Writs of Execution against one of the Company's bank accounts but has taken no further action.

2. Convertible notes issued in August - October 2002 for a total principal amount of $625,000 are or may be in default.